PRESS RELEASE

Date:	February 19, 2009

From:	MutualFirst Financial, Inc.

For Publication:	Immediately

Contact:	David W. Heeter (765) 747-2880

MutualFirst Financial Announces Annual Meeting Date

Muncie, Indiana -February 19, 2009 - MutualFirst Financial, Inc. (NASDAQ: MFSF), will hold its annual meeting of stockholders at the Bank's headquarters at 110 E. Charles Street, Muncie, Indiana on April 22, 2009 at 3:00 p.m. local time. The Record Date for voting has been set for March 2, 2009.

MutualFirst Financial, Inc. is the holding company for MutualBank, an Indiana-based financial institution with thirty-three full-service retail financial centers in Delaware, Elkhart, Grant, Kosciusko, Randolph, St. Joseph and Wabash Counties. MutualBank also has two Wealth Management and Trust offices located in Carmel and Crawfordsville, Indiana and a loan origination office in New Buffalo, Michigan. It is a leading residential lender in each of the market areas, provides a full range of financial services including wealth management and trust services, and Internet banking services. The Company is traded on NASDAQ under the symbol MFSF and can be found on the Internet at www.bankwithmutual.com.

Press Release